                                                        Exhibit 11
                                                            to
                                                 Form 10-Q for the Quarterly
                                               Period Ended September 30, 1996


                                 CINCINNATI BELL INC.
                   COMPUTATION OF EARNINGS (LOSS) PER COMMON SHARE
          Dollars in millions, except per share amounts; shares in thousands
                                     (Unaudited)

                                                                              Three Months                 Nine Months
                                                                           Ended September 30,         Ended September 30,
                                                                           -------------------         -------------------
                                                                            1996         1995          1996           1995
                                                                           ------       ------        ------         ------
PRIMARY

Weighted average common shares outstanding . . . . . . . .                67,357        66,350        67,150        66,204

Net effect of stock options, if dilutive, based on
    the treasury stock method using the average
    market price . . . . . . . . . . . . . . . . . . . . .                 1,623           595         1,495           395
                                                                           ------       ------        ------        ------

Total shares for computing primary earnings per share. . .                68,980        66,945        66,945        66,599
                                                                          -------       ------        ------        ------
                                                                          -------       ------        ------        ------

Net income (loss). . . . . . . . . . . . . . . . . . . . .                 $46.9         $28.8        $133.4         $(3.8)
                                                                          -------       ------        ------        ------
                                                                          -------       ------        ------        ------

Net income (loss) per share. . . . . . . . . . . . . . . .                  $.68          $.43         $1.94         $(.06)
                                                                          -------       ------        ------        ------
                                                                          -------       ------        ------        ------


FULLY DILUTED

Weighted average common shares outstanding . . . . . . . .                67,357        66,350        67,150        66,204

Net effect of stock options, if dilutive, based on
    the treasury stock method using the greater
    of average or period - end market price. . . . . . . .                 1,709           602         1,709           602
                                                                          -------       ------        ------        ------

Total shares for computing fully diluted earnings per share               69,066        66,952        68,859        66,806
                                                                         -------        ------        ------        ------
                                                                         -------        ------        ------        ------

Net income (loss). . . . . . . . . . . . . . . . . . . . .                 $46.9        $ 28.8        $133.4        $ (3.8)
                                                                          -------        ------        ------        ------
                                                                          -------        ------        ------        ------

Net income (loss) per share. . . . . . . . . . . . . . . .                 $ .68        $  .43        $ 1.94        $ (.06)
                                                                          -------       ------        ------        ------
                                                                          -------       ------        ------        ------



Earnings per common share for the three and nine months ended September 30, 1996 is computed by dividing income by the weighted average common shares outstanding including stock equivalents for the respective periods. Earnings (loss) per common share for the three and nine months ended September 30, 1995, as reported in the Consolidated Statements of Income, were based on the weighted average common shares outstanding for the respective periods. In 1995, the dilutive effect of common stock equivalents was immaterial.